UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 20, 2018

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55596	99-0384160
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

GS Capital Securities Purchase Agreement

Effective December 19, 2018 MyDx, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with GS Capital Partners LLC, (“GSC”), pursuant to which GSC purchased an 8% unsecured convertible promissory note (the “Note”) from the Company in the aggregate principal amount of $82,000.00, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GSC.

The purchase price of $80,000.00 of the Note was paid in cash by GSC on December 20, 2018. After payment of transaction-related expenses, net proceeds to the Company from the Note totaled $76,000.00.

The maturity date of the Note is December 19, 2019 (the “Note Maturity Date”). The Note shall bear interest at a rate of eight percent (8%) per annum (the “Note Interest Rate”), which interest shall be paid by the Company to GSC in shares of common stock at any time GSC sends a notice of conversion to the Company. GSC is entitled to, at its option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the Note into shares of the Company’s common stock, at any time, at the conversion price for each share of common stock equal to 67% of the average of the three lowest closing bid prices of the common stock for the fifteen prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent.

The Note may be prepaid until 270 days from the issuance date with the following penalties: (i) if the Note is prepaid within thirty (30) days of the issuance date, then the prepayment premium shall be 105% of the face amount plus any accrued interest; (ii) if the Note is prepaid during the period beginning on the date which is thirty-one (31) days following the issuance date, and ending on the date which is sixty (60) days following the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest; (iii) if the Note is prepaid during the period beginning on the date which is sixty-one (61) days following the issuance date, and ending on the date which is ninety (90) days following the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest; (iv) if the Note is prepaid during the period beginning on the date which is ninety-one (91) days following the issuance date, and ending on the date which is one hundred twenty (120) days following the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest; (v) if the Note is prepaid during the period beginning on the date which is one hundred twenty-one (121) days following the issuance date, and ending on the date which is one hundred fifty (150) days following the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest; and (vi) if the Note is prepaid during the period beginning on the date which is one hundred fifty-one (151) days following the issuance date, and ending on the date which is two hundred seventy (270) days following the issuance date, then the prepayment premium shall be 130% of the face amount plus any accrued interest; Such prepayment redemptions must be closed and funded within three days of giving notice of redemption or the right to redeem shall be null and void.

The Company shall reserve 245,000,000 of its authorized and unissued common stock (the “Reserved Amount”), free from preemptive rights, to provide for the issuance of common stock upon the full conversion of the Note. Upon full conversion of the Note, any shares remaining in such reserve shall be cancelled. The Company shall at all times reserve a minimum of four (4) times the number of shares required if all outstanding principal under the Note would be fully converted and will from time to time increases the Reserved Amount in accordance with the Company’s obligations under the Note.

Pursuant to the terms of the Purchase Agreement, for so long as GSC owns any shares of common stock issued upon conversion of the Note (the “Conversion Shares”), the Company covenants to secure and maintain the listing of such shares of common stock. The Company is also subject to certain customary negative covenants under the Note and the Purchase Agreement, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Note or the Conversion Shares.

The Note is a long-term debt obligation that is material to the Company. The Note contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission and increases in the amount of the principal and interest rates under the Note in the event of such defaults. In the event of default, at the option of GSC and in GSC’s sole discretion, GSC may consider the Note immediately due and payable.

Any shares to be issued pursuant to any conversion of the Note shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the Note for general working capital purposes.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Note, copies of which are filed as, respectively, Exhibits 10.1 and 4.1 hereto.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entity and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01	Financial Statements Exhibits

Exhibit Number	Description
4.1	8% Convertible Promissory Note, dated December 19, 2018, issued to GS Capital Partners LLC
10.1	Securities Purchase Agreement, dated December 19, 2018, with GS Capital Partners LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: January 9, 2019	By:	/s/ Matt Bucciero
Matt Bucciero
Chief Executive Officer

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